EXHIBIT 10.8(a)

MARK L. FRIEDMAN

September 19, 2007

Mr. Michael Lacovara,
Chief Executive Officer
Rodman & Renshaw Capital Group, Inc.
1270 Avenue of the Americas, 16th Floor
New York, NY 10020

Dear Michael,

        This letter confirms my acceptance to serve as a member of the Board of Directors of Rodman & Renshaw Capital Group, Inc. effective as of the date and time of effectiveness of the Company’s S-1 registration statement designated as SEC File No. 333-144684. I hereby consent to the use of my name in such registration statement as a director-nominee.

Very truly yours,

/s/ MARK L. FRIEDMAN
Mark L. Friedman